                                                                     EXHIBIT 3.2

                                                                   July 12, 1996

                          SECOND AMENDED AND RESTATED
                          ---------------------------
                                CODE OF BY-LAWS
                                ---------------
                                       OF
                                       --
                             CONTROL DEVICES, INC.
                             ---------------------

                (AS AMENDED EFFECTIVE                   , 1996)
                 ---------------------------------------------

                                   ARTICLE 1
                                   ---------
                                 Identification
                                 --------------

          Section 1.01.  Name.  The name of the Corporation is Control Devices,
          ------------   ----
Inc. (hereinafter referred to as the "Corporation").

          Section 1.02.  Fiscal Year.  The fiscal year of the Corporation shall
          ------------   -----------
begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.


                                   ARTICLE 2
                                   ---------
                                     Shares
                                     ------

          Section 2.01.  Certificates for Shares.  Each shareholder of the
          ------------   -----------------------
Corporation shall be entitled to a certificate in such form as the Board of Directors may prescribe from time to time signed (either manually or in facsimile) by the President or a Vice-President and the Secretary or an Assistant Secretary.

          Section 2.02.  Transfer of Shares.  The shares of the Corporation
          ------------   ------------------
shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder(s) or by a duly authorized attorney of the holder(s) and accompanied by reasonable assurances that the endorsement(s) are genuine and effective.

          Section 2.03.  Equitable Interests in Shares Need Not Be Recognized.
          ------------   ----------------------------------------------------
The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder in fact thereof, and accordingly shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been given to the Corporation, save as expressly provided to the contrary by the laws of Indiana, the Articles of Incorporation of the Corporation or these By-laws.

                                   ARTICLE 3
                                   ---------
                            Meetings of Shareholders
                            ------------------------

          Section 3.01.  Place of Meetings.  All meetings of shareholders of the
          ------------   -----------------
Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

          Section 3.02.  Annual Meeting.  The annual meeting of shareholders for
          ------------   --------------
the purpose of electing directors and transacting such other business as may properly come before the meeting shall be set each year by resolution of the Board of Directors. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

          Section 3.03.  Special Meetings.  Special meetings of the shareholders
          ------------   ----------------
may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors.

          Section 3.04.  Notice of Meetings and Waiver.  A written or printed
          ------------   -----------------------------
notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder's attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

          Section 3.05.  Voting at Meetings.
          ------------   ------------------

                Clause 3.051.  Voting Rights.  At all meetings of shareholders,
                ------------   -------------
holders of shares of the Corporation shall have the voting rights set forth for such classes or series of shares in the Articles of Corporation of the Corporation or as otherwise provided by law.


                                       2
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                Clause 3.052.  Proxies.  A shareholder may vote, either in
                ------------   -------
person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

                Clause 3.053.  Quorum.  At any meeting of shareholders, a
                ------------   ------
majority of the shares outstanding and entitled to vote on the business to be transacted at such meeting, represented in person or by proxy, shall constitute a quorum. In the event that the holders of shares of any class or series are entitled to vote as a separate voting group, a majority of the shares of that class or series outstanding, represented in person or by proxy, shall constitute a quorum of that voting group.

          Section 3.06.  Action By Shareholders Without Meeting.  Any action
          ------------   --------------------------------------
required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation's records.

          Section 3.07.  Participation in Meetings by Means of Conference or
          ------------   ---------------------------------------------------
Other Similar Communications Equipment.  Any shareholder may participate in an
- --------------------------------------
annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

          Section 3.08.  Order of Business.  At each annual meeting only such
          ------------   -----------------
business shall be conducted as shall have been brought before the annual meeting
(a) by or at the direction of the Board of Directors or (b) by any shareholder who complies with the procedures set forth in this Section 3.08. For business properly to be brought by a shareholder before an annual meeting, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation not less than 30 days prior to the annual meeting; provided, however, that in
                                                   --------  -------
the event that less than 40 days notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing


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

such business; (iii) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 3.08 and, if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

                                   ARTICLE 4
                                   ---------
                             The Board of Directors
                             ----------------------

          Section 4.01.  Number and Election.  The Board of Directors shall
          ------------   -------------------
consist of a minimum of one (1) and a maximum of ten (10) members. The actual number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors shall be elected by a plurality of the votes of the shareholders present, in person or by proxy, and who are entitled to vote at the annual meeting of the shareholders called for such purpose. A decrease in the number of directors does not shorten an incumbent director's term.

          Section 4.02.  Annual Meeting.  The Board of Directors shall meet each
          ------------   --------------
year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Subsection 4.03 of this Article.

          Section 4.03.  Other Meetings.  Regular meetings of the Board of
          ------------   --------------
Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be held upon the call of the Chairman of the Board, Chief Executive Officer, or of any member of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, or by telegram. Such notice may be waived in writing by any director, before or after the date stated in the notice, if the waiver is signed by the director and filed with the Corporation's minutes or records. In addition, a director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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

          Section 4.04.  Quorum.  At any meeting of the Board of Directors, the
          ------------   ------
presence of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

          Section 4.05.  Action By Directors Without Meeting.  Any action
          ------------   -----------------------------------
required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors or committee thereof, as the case may be, and is evidenced by one or more written consents describing the action taken, signed by each director, and is included in the minutes or filed with the corporate records reflecting the action taken.

          Section 4.06.  Compensation of Directors.  The Board of Directors is
          ------------   -------------------------
empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board, and additional compensation for any additional services that the directors may perform for the Corporation.

          Section 4.07.  Participation in Meetings by Means of Conference or
          ------------   ---------------------------------------------------
Other Similar Communications Equipment.  A member of the Board of Directors or
- --------------------------------------
of a committee designated by the Board may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in such a meeting by this means is deemed to be present in person at the meeting.

          Section 4.08.  Chairman of the Board.  The Board of Directors shall
          ------------   ---------------------
choose from among its members a Chairman of the Board who shall preside at all meetings of the Board of Directors and of the shareholders of the Corporation and shall have such other powers and perform such other duties for the Corporation as may, from time to time, be assigned by the Board of Directors.

          Section 4.09.  Resignations.  A director may resign at any time by
          ------------   ------------
delivering notice to the Board of Directors or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

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                                   ARTICLE 5
                                   ---------
                                    Officers
                                    --------

          Section 5.01.  Number.  The officers of the Corporation shall consist
          ------------   ------
of a Chairman of the Board, Chief Executive Officer, President, Vice President and Secretary, and such other officers as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. The Chairman of the Board or the Chief Executive Officer may appoint one or more officers or assistant officers as he may deem necessary or advisable to carry on the operations of the Corporation. Such appointed officer or officers shall hold office until the next annual meeting of the Board of Directors unless removed by resolution of the Board prior to such meeting date. Any two or more offices may be held by the same person.

          Section 5.02.  Election and Term of Office.  The officers shall be
          ------------   ---------------------------
chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

          Section 5.03.  Removal.  Any officer may be removed, either with or
          ------------   -------
without cause, at any time, by a majority vote of the Board of Directors.

          Section 5.04.  Resignations.  An officer may resign at any time by
          ------------   ------------
delivering notice to the Board of Directors or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

          Section 5.05.  Chairman of the Board.  The Chairman of the Board shall
          ------------   ---------------------
preside at all meetings of the Board of Directors and of the shareholders of the Corporation. The Chairman of the Board shall be the highest ranking officer of the Corporation, subject only to the control of he Board of Directors. The Chief Executive Officer and the President shall report to the Chairman of the Board. The Chairman of the Board shall have such other powers and perform such other duties as may, from time to time, be assigned by the Board of Directors.

          Section 5.06.  Chief Executive Officer.  The Chief Executive Officer
          ------------   -----------------------
shall report to the Chairman of the Board. The Chief Executive Officer shall have general supervision, direction and control over the business and affairs of the Corporation, subject, however, to the control of the Chairman of the Board and the Board of Directors. The Chief Executive Officer shall, in general, perform all duties incident to the office of the Chief Executive Officer and shall have such other powers and


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

perform such other duties as may from time to time be assigned by the Chairman of the Board or the Board of Directors. If no Chairman of the Board is elected or appointed, the Chief Executive Officer shall preside at all meetings of shareholders, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the Code of By-laws or the Board of Directors may prescribe.

          Section 5.07.  The President.  The President shall report to the
          ------------   -------------
Chairman of the Board. The President shall have management responsibility for the operation of the Corporation, subject, however, to the control of the Chairman of the Board and the Board of Directors.

          Section 5.08.  The Vice Presidents.  Each Vice President (if one or
          ------------   -------------------
more Vice Presidents be elected or appointed) shall perform all duties incumbent upon the President during any absence or disability of the President and shall have such powers and perform such duties as this Code of By-laws provides or as the Board of Directors may, from time to time, prescribe or delegate to him.

          Section 5.09.  The Secretary.  The Secretary shall prepare or cause to
          ------------   -------------
be prepared the minutes of the meetings of the shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of the Code of By-laws and as required by law; shall be custodian and responsible for the authentication of the records; and, in general, shall perform all duties incident to the office of Secretary and such other duties as this Code of By-laws provides or as may, from time to time, be assigned by the Board of Directors.

          Section 5.10.  The Assistant Secretaries.  Each Assistant Secretary
          ------------   -------------------------
(if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his duties and shall perform such other duties as the Board of Directors may, from time to time, prescribe or delegate to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in the Secretary's place.

          Section 5.11.  The Treasurer.  The Treasurer shall be the financial
          ------------   -------------
officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as this Code of By-laws provides or as may, from time to time, be assigned by the Board of Directors.

          Section 5.12.  The Assistant Treasurers.  Each Assistant Treasurer (if
          ------------   ------------------------
one or more Assistant Treasurers be elected or appointed) shall assist the Treasurer in her duties, and shall perform such other duties as the Board of Directors may, from time to time, prescribe or delegate to him. At the request of the Treasurer, the Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in the Treasurer's place.

          Section 5.13.  Delegation of Authority.  In case of the absence of any
          ------------   -----------------------
officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, for the time being, provided a majority of the entire Board concurs therein.

          Section 5.14.  Salaries.  The salaries of the officers shall be fixed,
          ------------   --------
from time to time, by the Board of Directors or a committee thereof. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

                                   ARTICLE 6
                                   ---------
              Negotiable Instruments, Deeds, Contracts and Shares
              ---------------------------------------------------

          Section 6.01.  Execution of Negotiable Instruments.  All checks,
          ------------   -----------------------------------
drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any officer of the Corporation, signing singly, or such other officers or employees as may be directed by the Board of Directors.

          Section 6.02.  Execution of Deeds, Contracts, Etc.  All deeds and
          ------------   -----------------------------------
mortgages made by the Corporation and other material written contracts and agreements into which the Corporation enters other than transactions in the ordinary course of business shall, unless otherwise directed by the Board of Directors or required by law, be executed in its name by any officer of the Corporation, signing singly, and, when necessary or required, shall be duly attested by the Secretary or Assistant Secretary. In addition to the above designated officers, written contracts and agreements in the ordinary course of business operations may be executed by any other officer or employee of the Corporation designated by the Chairman of the Board, the Chief Executive Officer, the Treasurer or the Secretary to execute such contracts and agreements.

          Section 6.03.  Endorsement of Stock Certificates.  Subject always to
          ------------   ---------------------------------
the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned by the Corporation (including retired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer or the President and such endorsement shall be duly attested by the Secretary.

          Section 6.04.  Voting of Stock Owned by Corporation.  Subject always
          ------------   ------------------------------------
to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder's meeting of such other corporation by the Chief Executive Officer or the President of the Corporation or, in their absence, by the Secretary of the Corporation. Whenever, in the judgment of the Chief Executive Officer or the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation and shall be attested by the Secretary of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                   ARTICLE 7
                                   ---------
                     Provisions for Regulation of Business
                     -------------------------------------
                     and Conduct of Affairs of Corporation
                     -------------------------------------

          Section 7.01.  Contracts.  Any contract or other transaction between
          ------------   ---------
the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the directors on the Board of Directors who have no direct or indirect interest in the contract or transaction or, if all directors have such an interest, then by a vote of a majority of the directors. If a majority of such directors vote to authorize, approve or ratify such contract or transaction, a quorum is deemed to be present for purposes of taking such action. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

          Section 7.02.  Indemnification.
          ------------   ---------------

               Clause 7.021.  Definitions.  Terms defined in Chapter 37 of the
               ------------   -----------
Indiana Business Corporation Law (IND. CODE (S)(S) 23-1-37, et seq.) which are
                                                            -- ---
used in this Article 7 shall have the same definitions for purposes of this
Article 7 as they have in such chapter of the Indiana Business Corporation Law.

               Clause 7.022.  Indemnification of Directors and Officers.  The
               ------------   -----------------------------------------
Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and
(ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

               Clause 7.023.  Other Employees or Agents of the Corporation.
               ------------   --------------------------------------------
The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

                Clause 7.024.  Nonexclusive Provision.  The indemnification
                ------------   ----------------------
authorized under Section 7.02 above is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (IND. CODE (S)(S) 23-1-37, et seq.) and in no way limits the indemnification
                           -- ---
provisions of such Chapter.


                                   ARTICLE 8
                                   ---------
                                  Amendments
                                  ----------

          Section 8.01.  In General.  The powers to make, alter, amend or repeal
          ------------   ----------
this Code of By-laws is vested in the Board of Directors, but the affirmative vote of a majority of the number of directors in office at the time of such vote shall be necessary to effect any alteration, amendment or repeal of this Code of By-laws.


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